USA Truck to Present at Stephens Fall Investment Conference

Van Buren, AR – November 1, 2013 – USA Truck, Inc. (NASDAQ: USAK), a leading transportation and logistics provider, today announced it will participate in the Stephens Fall Investment Conference on November 12 - 13, 2013 in New York, NY.

President and CEO John Simone and Executive Vice President and CFO Cliff Beckham will present on Tuesday, November 12, 2013 at 4:00 PM ET.  The Company will meet one-on-one with institutional investors on Wednesday, November 13, 2013.  The conference will be held at The New York Palace Hotel.

The Company’s presentation will be webcast at http://wsw.com/webcast/stph21/USAK, where it will be archived for 90 days.  A replay of the presentation and USA Truck’s slide presentation will also be archived for 90 days on the USA Truck website, www.usa-truck.com, under the “Presentations” tab of the “Investors” menu.

To obtain additional information about USA Truck’s participation in the conference, please contact LHA.

Safe Harbor Statement
This press release and the presentations and question and answer session to which it relates contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally may be identified by their use of terms or phrases such as “expects,” “estimates,” “anticipates,” “projects,” “believes,” “plans,” “goals,” “intends,” “may,” “will,” “should,” “could,” “potential,” “continue,” “future,” and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.  In light of these risks and uncertainties, the events and circumstances discussed in the forward-looking statements might not occur.

About USA Truck
USA Truck is a transportation and logistics provider headquartered in Van Buren, Arkansas, with terminals, offices and staging facilities located throughout the United States. We transport commodities throughout the continental U.S. and into and out of portions of Canada. We also transport general commodities into and out of Mexico by allowing through-trailer service from our terminal in Laredo, Texas.  Our Strategic Capacity Solutions and Intermodal service offerings provide customized transportation solutions using the latest technological tools available and multiple modes of transportation.

Company Contact
Cliff Beckham, EVP & CFO
USA Truck
(479) 471-2672
Cliff.Beckham@usa-truck.com

Investor Relations Contact
Harriet Fried / Jody Burfening
LHA
(212) 838-3777
hfried@lhai.com